Exhibit 99.1

May 23, 2017
Sent via email
Patrick Sheaffer
Riverview Bancorp, Inc.
900 Washington Street, Suite 900
Vancouver, WA 98660
Pat:
Please consider this written notice of my resignation from the board of directors of Riverview Bancorp effective immediately. I am glad that I am able to leave the board like this on good terms and without disagreements.
Best of luck with everything in the future and please let all the other directors and executives know that I appreciated working with them to move Riverview forward.
Sincerely,
James Chadwick
Director of Alternative Investments
Ancora Advisors LLC
cc: Riverview Bancorp, Inc. Board of Directors